                                            Exhibit 99.3
DELEK US HOLDINGS, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On January 2, 2025, Delek Logistics Partners, LP (the “Partnership”) completed the previously announced acquisition of 100% of the limited liability company interests in Gravity Water Intermediate Holdings LLC (the “Purchased Interests”) from Gravity Water Holdings LLC (“Gravity”) pursuant to and subject to the terms and conditions of that certain Membership Interest Purchase Agreement (the “Purchase Agreement”) dated December 13, 2024, by and between Delek Neptune Recycling, LLC, a subsidiary of the Partnership, the Partnership and Gravity Water (the “Acquisition”). Delek US Holdings, Inc. (the “Company”) owns the general partner and approximately 63.6% of the outstanding limited partner units of the Partnership subsequent to the Acquisition. Pursuant to the Purchase Agreement, the purchase price for the Purchased Interests in Gravity was $301.2 million, subject to customary closing adjustments, which was paid in a combination of $209.3 million in cash and 2,175,209 common units representing equity interests of the Partnership. For purposes of the unaudited pro forma condensed combined financial information, the preliminary purchase price of $320.7 million and preliminary purchase price allocation were prepared as if the Acquisition had occurred on September 30, 2024, which may be materially different from actual results.
The unaudited pro forma condensed combined balance sheet at September 30, 2024 was prepared as if the Acquisition had occurred on September 30, 2024. The unaudited pro forma condensed combined statements of income for the nine months ended September 30, 2024 and for the year ended December 31, 2023 were prepared as if the Acquisition had occurred on January 1, 2023. The unaudited pro forma condensed combined financial statements have been derived from the historical consolidated financial statements of the Company and Gravity. The Company and Gravity prepared their respective historical financial statements in accordance with generally accepted accounting principles in the United States of America (“GAAP”). The unaudited pro forma condensed combined financial information should be read in conjunction with:
•Delek’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2024, filed with Securities and Exchange Commission (“SEC”) on February 26, 2025;
•Gravity’s audited historical consolidated financial statements and related notes for the year ended December 31, 2023, filed as Exhibit 99.1 herein;
•Delek’s unaudited historical condensed consolidated financial statements and related notes included in its Quarterly Report on Form 10-Q for the nine months ended September 30, 2024, filed with the SEC on November 7, 2024; and
•Gravity’s unaudited historical condensed consolidated financial statements and related notes for the nine months ended September 30, 2024, filed as Exhibit 99.2 herein.
The unaudited pro forma condensed combined financial information and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company; accordingly, actual results could differ materially from the pro forma information. Significant estimates and assumptions include, but are not limited to, the preliminary purchase price allocation, based on estimates of, and assumptions related to, the fair value of the assets acquired and liabilities assumed as of January 2, 2025 that were applied as if the transaction occurred on September 30, 2024. The Company believes that the assumptions used to prepare the unaudited pro forma condensed combined financial information and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the Acquisition. The unaudited pro forma condensed combined financial information is for illustrative purposes only and does not purport to represent what the Company’s financial position or results of operations actually would have been had the events noted above in fact occurred on the assumed dates or to project the Company’s financial position or results of operations for any future date or future period.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X (“Article 11”) as amended by the Final Rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting transaction accounting adjustments in the unaudited pro forma condensed combined financial information.

DELEK US HOLDINGS, INC.
PRO FORMA CONDENSED COMBINED BALANCE SHEET (UNAUDITED)
AS OF SEPTEMBER 30, 2024
(In millions, except share and per share data)

	Historical Delek US Holdings, Inc.	Gravity As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$1,037.6	$26.1	$(229.2)	(a)	$1,030.3
			195.8	(b)
Accounts receivable, net	561.6	23.4	(4.8)	(a)	580.2
Inventories, net of inventory valuation reserves	915.0	1.2	—		916.2
Other current assets	50.6	3.3	(2.7)	(a)	51.2
Total current assets	2,564.8	54.0	(40.9)		2,577.9
Property, plant and equipment:
Property, plant and equipment	4,790.7	327.2	(116.1)	(a)	5,001.8
Less: accumulated depreciation	(1,961.7)	(100.4)	100.4	(a)	(1,961.7)
Property, plant and equipment, net	2,829.0	226.8	(15.7)		3,040.1
Operating lease right-of-use assets	98.8	0.1	—		98.9
Goodwill	687.5	—	—		687.5
Other intangibles, net	328.6	56.4	27.9	(a)	412.9
Equity method investments	408.7	—	—		408.7
Other non-current assets	112.9	2.3	(1.5)	(a)	113.7
Total assets	$7,030.3	$339.6	$(30.2)		$7,339.7
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,713.6	$9.0	$—		$1,722.6
Current portion of long-term debt	9.5	3.8	(3.8)	(a)	9.5
Current portion of obligation under Inventory Intermediation Agreement	3.6	—	—		3.6
Current portion of operating lease liabilities	45.6	0.1	—		45.7
Accrued expenses and other current liabilities	694.7	8.1	3.2	(c)	706.0
Total current liabilities	2,467.0	21.0	(0.6)		2,487.4
Non-current liabilities:
Long-term debt, net of current portion	2,779.9	139.7	(139.7)	(a)	2,975.7
			195.8	(b)
Obligation under Inventory Intermediation Agreement	385.3	—	—		385.3
Environmental liabilities, net of current portion	33.7	—	—		33.7
Asset retirement obligations	24.4	4.9	—		29.3
Deferred tax liabilities	243.9	28.6	(28.6)	(a)	243.9
Operating lease liabilities, net of current portion	63.7	—	—		63.7
Other non-current liabilities	87.0	—	—		87.0
Total non-current liabilities	3,617.9	173.2	27.5		3,818.6
Redeemable non-controlling interest	70.0	—	—		70.0
Stockholders’ equity:
Preferred stock, $0.01 par value, 10,000,000 shares authorized, no shares issued and outstanding	—	—	—		—
Common stock, $0.01 par value, 110,000,000 shares authorized, 81,231,308 shares issued at September 30, 2024	0.8	—	—		0.8
Additional paid-in capital	1,172.7	145.4	(145.4)	(a)	1,170.5
			(2.2)	(d)
Accumulated other comprehensive loss	(4.8)	—	—		(4.8)
Treasury stock, 17,575,527 shares, at cost, at September 30, 2024	(694.1)	—	—		(694.1)
Retained earnings	228.5	—	(3.2)	(c)	225.3
Non-controlling interests in subsidiaries	172.3	—	93.7	(d)	266.0
Total stockholders’ equity	875.4	145.4	(57.1)		963.7
Total liabilities, redeemable non-controlling interest and stockholders’ equity	$7,030.3	$339.6	$(30.2)		$7,339.7

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

DELEK US HOLDINGS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024
(In millions, except share and per share data)

	Historical Delek US Holdings, Inc.	Gravity As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined
Net revenues	$9,478.5	$91.8	$—		$9,570.3
Cost of sales:
Cost of materials and other	8,547.1	2.2	—		8,549.3
Operating expenses (excluding depreciation and amortization presented below)	580.3	51.8	—		632.1
Depreciation and amortization	259.6	21.1	(10.2)	(a)	270.5
Total cost of sales	9,387.0	75.1	(10.2)		9,451.9
Operating expenses related to wholesale business (excluding depreciation and amortization presented below)	5.7	—	—		5.7
General and administrative expenses	191.6	3.0	—		194.6
Depreciation and amortization	18.6	—	—		18.6
Asset impairment	31.3	—	—		31.3
Other operating income, net	(67.6)	(0.3)	—		(67.9)
Total operating costs and expenses	9,566.6	77.8	(10.2)		9,634.2
Operating (loss) income	(88.1)	14.0	10.2		(63.9)
Interest expense, net	244.1	15.4	11.3	(c)	255.4
			(15.4)	(c)
Income from equity method investments	(77.4)	—	—		(77.4)
Other (income) expense, net	(1.1)	2.8	—		1.7
Total non-operating expense, net	165.6	18.2	(4.1)		179.7
(Loss) income from continuing operations before income tax (benefit) expense	(253.7)	(4.2)	14.3		(243.6)
Income tax (benefit) expense	(56.7)	(0.7)	2.3	(d)	(55.1)
Net (loss) income	(197.0)	(3.5)	12.0		(188.5)
Net income attributed to non-controlling interests	27.8	—	3.0	(e)	30.8
Net (loss) income attributable to Delek	$(224.8)	$(3.5)	$9.0		$(219.3)
Basic (loss) income per share	$(3.51)				$(3.42)
Diluted (loss) income per share	$(3.51)				$(3.42)
Weighted average common shares outstanding:
Basic	64,099,700				64,099,700
Diluted	64,099,700				64,099,700

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

DELEK US HOLDINGS, INC.
PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME (UNAUDITED)
FOR THE YEAR ENDED DECEMBER 31, 2023
(In millions, except share and per share data)

	Historical Delek US Holdings, Inc.	Gravity As Adjusted – Note 2	Transaction Accounting Adjustments – Note 3		Pro Forma Combined
Net revenues	$16,467.2	$124.6	$—		$16,591.8
Cost of sales:
Cost of materials and other	14,825.3	4.7	—		14,830.0
Operating expenses (excluding depreciation and amortization presented below)	770.6	72.0	—		842.6
Depreciation and amortization	322.8	28.2	(13.8)	(a)	337.2
Total cost of sales	15,918.7	104.9	(13.8)		16,009.8
Insurance proceeds	(20.3)	—	—		(20.3)
Operating expenses related wholesale business (excluding depreciation and amortization presented below)	4.4	—	—		4.4
General and administrative expenses	272.0	3.3	3.2	(b)	278.5
Depreciation and amortization	16.7	—	—		16.7
Asset impairment	37.9	—	—		37.9
Other operating expense (income), net	(6.9)	0.7	—		(6.2)
Total operating costs and expenses	16,222.5	108.9	(10.6)		16,320.8
Operating income	244.7	15.7	10.6		271.0
Interest expense, net	318.0	20.8	16.6	(c)	334.6
			(20.8)	(c)
Income from equity method investments	(86.2)	—	—		(86.2)
Other income, net	(3.7)	—	—		(3.7)
Total non-operating expense, net	228.1	20.8	(4.2)		244.7
Income (loss) from continuing operations before income tax (benefit) expense	16.6	(5.1)	14.8		26.3
Income tax (benefit) expense	(3.0)	(1.0)	2.7	(d)	(1.3)
Net (loss) income	19.6	(4.1)	12.1		27.6
Net income attributed to non-controlling interests	26.9	—	2.4	(e)	29.3
Net (loss) income attributable to Delek	$(7.3)	$(4.1)	$9.7		$(1.7)
Basic income (loss) per share	$(0.11)				$(0.03)
Diluted income (loss) per share	$(0.11)				$(0.03)
Weighted average common shares outstanding:
Basic	65,406,089				65,406,089
Diluted	65,406,089				65,406,089

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial information.

DELEK US HOLDINGS, INC.
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1: Basis of Presentation
The Company’s consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany transactions and account balances have been eliminated in consolidation.
The Company’s consolidated financial statements include the Partnership, which is a variable interest entity (“VIE”). As the indirect owner of the general partner of the Partnership, the Company has the ability to direct the activities of the Partnership that most significantly impact its economic performance. The Company is also considered to be the primary beneficiary for accounting purposes for the Partnership and is the Partnership’s primary customer.
The following unaudited pro forma condensed combined financial information and accompanying notes reflect the pro forma effects of the Acquisition.
The Acquisition was accounted for by the Company using the acquisition method of accounting in accordance with the accounting guidance in Accounting Standards Codification Topic 805, Business Combinations (“ASC 805”). The acquisition method of accounting is dependent upon certain valuations and other studies that have yet to progress to a stage where there is sufficient information for a definitive measure. Accordingly, the pro forma adjustments presented are preliminary, have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value, policy alignment and other purchase accounting adjustments. Differences between these preliminary estimates and the final amounts may have a material impact on the accompanying unaudited pro forma condensed combined financial information.
The accounting policies used in the preparation of the unaudited pro forma condensed combined financial information are those described in the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2024. The Company performed a preliminary review of Gravity’s accounting policies to determine whether any adjustments were necessary to ensure comparability in the unaudited pro forma condensed combined financial information. The Company will continue to perform its detailed review of Gravity’s accounting policies. Upon completion of that review, additional differences may be identified between the accounting policies of the two companies that, when conformed, could have a material impact on the unaudited pro forma condensed combined financial information.

Note 2: Preliminary Acquisition Reclassification Adjustments
Certain reclassifications have been made to the historical presentation of Gravity’s financial statements to conform to the Company’s historical presentation.
Balance Sheet as of September 30, 2024 (in millions):

Gravity Caption	Delek Caption	Gravity Historical	Reclassification Adjustments	Ref.	Gravity As Adjusted
Current assets
Cash and cash equivalents	Cash and cash equivalents	$26.1	$—		$26.1
Accounts receivable, net of allowance	Accounts receivable, net	19.0	4.4	(i) (ii)	23.4
Inventory	Inventories, net of valuation reserves	1.2	—		1.2
Prepaid and other current assets	Other current assets	0.2	3.1	(ii) (iii)	3.3
Affiliate receivable, net		4.8	(4.8)	(i)	—
Current portion of notes receivable		2.7	(2.7)	(iii)	—
Total current assets		54.0	—		54.0

Property, plant and equipment, net	Property, plant and equipment	227.0	100.2	(iv) (v)	327.2
	Less: accumulated depreciation	—	(100.4)	(iv)	(100.4)
	Property, plant and equipment, net	227.0	(0.2)		226.8
Operating lease right-of-use assets	Operating lease right-of-use assets	0.1	—		0.1
Intangible assets, net	Other intangibles, net	56.2	0.2	(v)	56.4
Other noncurrent assets	Other non-current assets	0.8	1.5	(iii)	2.3
Notes receivable		1.5	(1.5)	(iii)	—
Total assets		$339.6	$—		$339.6

Current liabilities
Accounts payable	Accounts payable	$5.8	$3.2	(vi)	$9.0
Current portion of long-term debt	Current portion of long-term debt	3.8	—		3.8
Current portion of operating lease liabilities	Current portion of operating lease liabilities	0.1	—		0.1
Accrued liabilities	Accrued expenses and other current liabilities	11.3	(3.2)	(vi)	8.1
Total current liabilities		21.0	—		21.0

Long-term debt, net of current portion	Long-term debt, net of current portion	139.7	—		139.7
	Asset retirement obligations	—	4.9	(vii)	4.9
Deferred tax liability, net	Deferred tax liabilities	28.6	—		28.6
Other long-term liabilities	Other non-current liabilities	4.9	(4.9)	(vii)	—
Total liabilities		194.2	—		194.2

Equity
Member's equity	Additional paid-in capital	145.4	—		145.4
Total equity	Total stockholders' equity	145.4	—		145.4
Total liabilities and member's equity		$339.6	$—		$339.6

i.Represents the reclassification of “Affiliate receivable, net” on Gravity’s historical unaudited combined balance sheet into “Accounts receivable, net” to conform to the Company’s presentation.
ii.Represents the reclassification of certain receivable balances within “Accounts receivable, net of allowance” on Gravity’s historical unaudited combined balance sheet into “Other current assets” to conform to the Company’s presentation.
iii.Represents the reclassification “Current portion of notes receivable” and “Notes receivable” on Gravity’s historical unaudited combined balance sheet into “Other current assets” and “Other non-current assets”, respectively, to conform to the Company’s presentation.
iv.Represents the reclassification of accumulated depreciation within “Property and equipment, net” on Gravity’s historical unaudited combined balance sheet into “Less: accumulated depreciation” to conform to the Company’s presentation.
v.Represents the reclassification of an intangibles balance within “Property and equipment, net” on Gravity’s historical unaudited combined balance sheet into “Other intangibles, net” to conform to the Company’s presentation.
vi.Represents the reclassification of certain payable balances within “Accrued liabilities” on Gravity’s historical unaudited combined balance sheet into “Accounts payable” to conform to the Company’s presentation.
vii.Represents the reclassification of an asset retirement obligation liability within “Other long-term liabilities” on Gravity’s historical unaudited combined balance sheet into “Asset retirement obligations” to conform to the Company’s presentation.

Statement of Income for the nine months ended September 30, 2024 (in millions):

Gravity Caption	Delek Caption	Gravity Historical	Reclassification Adjustments	Ref.	Gravity As Adjusted
Revenues	Net revenues	$91.8	$—		$91.8
	Cost of sales:
Cost of sales (excluding depreciation, amortization and accretion)	Cost of materials and other	47.0	(44.8)	(i)	2.2
	Operating expense (excluding depreciation and amortization presented below)	—	51.8	(i) (ii) (iii)	51.8
Depreciation, amortization and accretion	Depreciation and amortization	21.4	(0.3)	(iii)	21.1
	Total cost of sales	68.4	6.7		75.1

General and administrative expense	General and administrative expenses	9.3	(6.3)	(ii) (iv)	3.0
	Other operating income, net	—	(0.3)	(v)	(0.3)
Transaction and restructuring costs		0.5	(0.5)	(iv)	—
(Gain) loss on disposal of assets		(0.3)	0.3	(v)	—
Loss on debt extinguishment		2.8	(2.8)	(vi)	—
Total expenses	Total operating costs and expenses	80.7	(2.9)		77.8
Operating income	Operating income	11.1	2.9		14.0
Interest expense	Interest expense, net	(15.6)	0.2	(iv) (vii)	15.4
	Other income, net	—	(2.8)	(vi)	2.8
Interest income		0.3	(0.3)	(vii)	—
	Total non-operating expense, net	(15.3)	(2.9)		18.2
Loss before income tax	(Loss) income from continuing operations before income tax (benefit) expense	(4.2)	—		(4.2)
Income tax benefit	Income tax (benefit) expense	0.7	(1.4)	(viii)	(0.7)
Net loss	Net (loss) income	$(3.5)	$—		$(3.5)
i.Represents the reclassification of expenses within “Cost of sales (excluding depreciation, amortization and accretion)” on Gravity’s historical unaudited combined statement of operations into “Operating expenses (excluding depreciation and amortization presented below) to conform to the Company’s presentation.
ii.Represents the reclassification of employee related expenses within “General and administrative expenses” on Gravity’s historical unaudited combined statement of operations into “Operating expenses (excluding depreciation and amortization presented below)” to conform to the Company’s presentation.
iii.Represents the reclassification of an accretion balance within “Depreciation, amortization and accretion” on Gravity’s historical unaudited combined statement of operations into “Operating expenses (excluding depreciation and amortization presented below)” to conform to the Company’s presentation.
iv.Represents the reclassification of “Transaction and restructuring costs” and bank and finance charges within “Interest expense” on Gravity’s historical unaudited combined statement of operations into “General and administrative expenses” to conform to the Company’s presentation.
v.Represents the reclassification of “(Gain) loss on disposal of assets” on Gravity’s historical unaudited combined statement of operations into “Other operating expense (income), net” to conform to the Company’s presentation.
vi.Represents the reclassification of “Loss on debt extinguishment” on Gravity’s historical unaudited combined statement of operations into “Other (income) expense, net” to conform to the Company’s presentation.
vii.Represents the reclassification of "Interest income" on Gravity’s historical unaudited combined statement of operations into “Interest expense, net” to conform to the Company’s presentation.
viii.Represents the reclassification of income tax benefit on Gravity’s historical unaudited combined statement of operations to conform to the Company’s presentation.

Statement of Income for the year ended December 31, 2023 (in millions):

Gravity Caption	Delek Caption	Gravity Historical	Reclassification Adjustments	Ref.	Gravity As Adjusted
Revenues	Net revenues	$124.6	$—		$124.6
	Cost of sales:
Cost of sales (excluding depreciation, amortization and accretion)	Cost of materials and other	66.8	(62.1)	(i)	4.7
	Operating expense (excluding depreciation and amortization presented below)	—	72.0	(i) (ii) (iii)	72.0
Depreciation, amortization and accretion	Depreciation and amortization	28.7	(0.5)	(iii)	28.2
	Total cost of sales	95.5	9.4		104.9

General and administrative expense	General and administrative expenses	12.2	(8.9)	(ii) (iv)	3.3
	Other operating expense (income), net	—	0.7	(v)	0.7
Transaction and restructuring costs		0.6	(0.6)	(iv)	—
(Gain) loss on disposal of assets		0.7	(0.7)	(v)	—
Total expenses	Total operating costs and expenses	109.0	(0.1)		108.9
Operating income	Operating income	15.6	0.1		15.7
Interest expense	Interest expense, net	(21.1)	0.3	(iv) (vi)	20.8
Interest income		0.4	(0.4)	(vi)	—
	Total non-operating expense, net	(20.7)	(0.1)		20.8
Loss before income tax	(Loss) income from continuing operations before income tax (benefit) expense	(5.1)	—		(5.1)
Income tax benefit	Income tax (benefit) expense	1.0	(2.0)	(vii)	(1.0)
Net loss	Net (loss) income	$(4.1)	$—		$(4.1)
i.Represents the reclassification of expenses within “Cost of sales (excluding depreciation, amortization and accretion)” on Gravity’s historical audited combined statement of operations into “Operating expenses (excluding depreciation and amortization presented below) to conform to the Company’s presentation.
ii.Represents the reclassification of employee related expenses within “General and administrative expenses” on Gravity’s historical audited combined statement of operations into “Operating expenses (excluding depreciation and amortization presented below)” to conform to the Company’s presentation.
iii.Represents the reclassification of an accretion balance within “Depreciation, amortization and accretion” on Gravity’s historical audited combined statement of operations into “Operating expenses (excluding depreciation and amortization presented below)” to conform to the Company’s presentation.
iv.Represents the reclassification of “Transaction and restructuring costs” and bank and finance charges within “Interest expense” on Gravity’s historical audited combined statement of operations into “General and administrative expenses” to conform to the Company’s presentation.
v.Represents the reclassification of “(Gain) loss on disposal of assets” on Gravity’s historical audited combined statement of operations into “Other operating expense (income), net” to conform to the Company’s presentation.
vi.Represents the reclassification “Interest income” on Gravity’s historical unaudited combined statement of operations into “Interest expense, net” to conform to the Company’s presentation.
vii.Represents the reclassification of income tax benefit on Gravity’s historical audited combined statement of operations to conform to the Company’s presentation.

Note 3: Preliminary Acquisition Accounting and Pro Forma Adjustments and Assumptions

Balance Sheet as of September 30, 2024

(a)The Company will account for the Acquisition using the acquisition method of accounting for business combinations in accordance with ASC 805. The Company’s allocation of the preliminary estimated purchase price with respect to the Acquisition is based on estimates of, and assumptions related to, the fair value of assets acquired and liabilities assumed as of September 30, 2024, using currently available information. Any differences between the estimated fair value of the consideration transferred and the estimated fair value of assets acquired and liabilities assumed is recorded as goodwill or a bargain gain. Because the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final purchase price allocation and the resulting effect on the financial position and results of operations of the combined businesses may be materially different from the pro forma amounts included herein. The Company expects to finalize the purchase price allocation and any other purchase accounting adjustments as soon as reasonably practicable, which will not extend beyond the one-year measurement period provided under ASC 805.
The preliminary purchase price allocation is subject to change due to several factors, including, but not limiting to, the following:
•Changes to the estimated purchase price based on the actual closing net working capital settlement, to be confirmed and agreed to by both parties post-close;
•Changes in the amounts recognized for certain identifiable assets acquired and liabilities assumed as of the closing date based on the ongoing refinements to the Company’s fair value assessment and accounting policy alignment. The preliminary purchase price allocation incorporates estimated adjustments for the fair value of the acquired property, plant and equipment and intangible assets. These valuation estimates are preliminary estimates, and the final amounts and the resulting effect on the Company’s financial position and results of operations may differ significantly. The preliminary purchase price allocation uses the carrying value of the acquired asset retirement obligation since the Company has not yet completed its estimate of required adjustments to such amount.
The tables below represent the estimated purchase price and its allocation to the net assets acquired:

Estimated Purchase Price (in millions, except share and per share data)
Delek Logistics common units issued	2,175,209
Delek Logistics stock price as of January 2, 2025	$42.07
Equity consideration	91.5

Cash paid to Gravity upon close	65.8
Cash consideration held in adjustment and indemnity escrow	4.5
Acquisition costs paid by Delek on Gravity's behalf	2.8
Delek paydown of Gravity's debt	156.1
Cash consideration	229.2
Estimated purchase price	$320.7

Preliminary Purchase Price Allocation (in millions)
Assets acquired
Cash and cash equivalents	$26.1
Accounts receivable, net	18.6
Inventories, net of inventory valuation reserves	1.2
Other current assets	0.6
Property, plant and equipment	211.1
Operating lease right-of-use assets	0.1
Other intangibles	84.3
Other non-current assets	0.8
Total assets acquired	342.8

Liabilities assumed
Accounts payable	9.0
Current portion of operating lease liabilities	0.1
Accrued expenses and other current liabilities	8.1
Asset retirement obligations	4.9
Total liabilities assumed	22.1
Net assets acquired	$320.7
(b)Represents incremental borrowings on the Partnership’s revolving credit facility in the amount of $195.8 million incurred to fund the Acquisition.
The amount of incremental borrowings reflected in the unaudited pro forma condensed combined financial statements represents the total cash necessary to effectuate the Acquisition less the sum of (i) the historical cash balance of the Partnership as of September 30, 2024 and (ii) the historical cash balance at Gravity as of September 30, 2024. The actual amount of incremental borrowings will be informed by cash balances as of the closing date and, therefore, will be different from the amount presented in the unaudited pro forma condensed combined financial statements as of September 30, 2024.
(c)Represents the accrual of $3.2 million of estimated transaction costs expected to be incurred by the Company subsequent to September 30, 2024. These transaction costs are preliminary estimates; the final amounts and the resulting effect on the Company’s financial position may differ significantly.
(d)Represents the recognition of the non-controlling interest in the Partnership as a result of the Acquisition.

Statement of Income for the nine months ended September 30, 2024

The unaudited pro forma condensed combined statement of income for the nine months ended September 30, 2024 reflects the following adjustments:

(a)Represents (i) the elimination of historical depreciation expense and recognition of new depreciation expense based on the preliminary fair value estimates of acquired property, plant and equipment and (ii) the elimination of historical amortization expense and recognition of new amortization expense based on the preliminary fair value estimates of acquired customer relationship intangibles. The depreciation of property, plant and equipment is based on the preliminary estimated remaining useful lives of the acquired assets, is calculated on a straight-line basis, and is inclusive of depreciation of capitalized asset retirement costs. The amortization of intangible assets is based on the preliminary estimated periods over which the economic benefits of the intangible assets are expected to be realized and is calculated on a straight- line basis. The adjustment is recorded to depreciation and amortization included in cost of sales in the amount of $10.2 million.

Nine Months Ended September 20, 2024
(in millions)
Reversal of Gravity’s historical property, plant and equipment depreciation and amortization	$(21.0)
Depreciation of acquired property, plant and equipment assets	7.6
Amortization of acquired identifiable intangible assets	3.2
Total net transaction accounting adjustments to depreciation and amortization	$(10.2)
A 10% change in the valuation of property, plant and equipment would cause a corresponding increase or decrease in depreciation expense of approximately $0.8 million, assuming an overall weighted average remaining useful life of 20.8 years. A 10% change in the valuation of the customer relationship intangible asset would cause a corresponding increase or decrease in expense of approximately $0.4 million, assuming an overall weighted average useful life of 20 years.
(c)Represents the net decrease to interest expense of $4.1 million resulting from (i) the elimination of $15.4 million in interest expense, commitment fees and debt issuance cost amortization associated with Gravity’s debt extinguished in connection with closing of the Acquisition; (ii) the $11.3 million increase in interest incurred from the incremental borrowings under the revolving credit facility. For purposes of the pro forma, the interest rate for the revolving credit facility as of September 30, 2024 is a weighted average interest rate of 7.70%.
A 0.125% change in the variable interest rate of the revolving credit facility would increase interest expense presented in the unaudited pro forma condensed combined statement of income by $0.2 million.
(d)Represents the estimated income tax impact of the pro forma adjustments from the Acquisition at the estimated blended federal and state statutory rate of 15.8% for the nine months ended September 30, 2024. Because the tax rate used for these unaudited pro forma condensed combined financial statements is an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Acquisition.
(e)Represents the net income attributable to non-controlling interests associated with the cumulative net effect of the pro forma adjustments from the Acquisition.

Statement of Income for the year ended December 31, 2023

The unaudited pro forma condensed combined statement of income for the year ended December 31, 2023 reflects the following adjustments:

(a)Represents (i) the elimination of historical depreciation expense and recognition of new depreciation expense based on the preliminary fair value estimates of acquired property, plant and equipment and (ii) the elimination of historical amortization expense and recognition of new amortization expense based on the preliminary fair value estimates of acquired customer relationship intangibles. The depreciation of property, plant and equipment is based on the preliminary estimated remaining useful lives of the acquired assets, is calculated on a straight-line basis, and is inclusive of depreciation of capitalized asset retirement costs. The amortization of intangible assets is based on the preliminary estimated periods over which the economic benefits of the intangible assets are expected to be realized and is calculated on a straight- line basis. The total adjustment of $13.8 million is recorded to depreciation and amortization included in cost of sales.

Year Ended December 31, 2023
(in millions)
Reversal of Gravity’s historical property, plant and equipment depreciation and amortization	$(28.2)
Depreciation of acquired property, plant and equipment assets	10.2
Amortization of acquired identifiable intangible assets	4.2
Total net transaction accounting adjustments to depreciation and amortization	$(13.8)
A 10% change in the valuation of property, plant and equipment would cause a corresponding annual increase or decrease in depreciation expense of approximately $1.0 million, assuming an overall weighted average remaining useful life of 20.8 years. A 10% change in the valuation of the customer relationship intangible asset would cause a corresponding annual increase or decrease in depreciation expense of approximately $0.4 million assuming an overall weighted average useful life of 20 years.
(b)Represents $3.2 million of estimated transaction costs expected to be incurred by the Company subsequent to September 30, 2024. These transaction costs are preliminary estimates; the final amounts and the resulting effect on the Company’s results of operations may differ significantly. These costs are nonrecurring and will not affect the Company’s statement of income beyond 12 months after the closing of the Acquisition.
(c)Represents the net decrease to interest expense of $4.2 million resulting from (i) the elimination of $20.8 million in interest expense, commitment fees and debt issuance cost amortization associated with Gravity’s debt extinguished in connection with closing of the Acquisition; (ii) the $16.6 million increase in interest incurred from the incremental borrowings under the revolving credit facility. For purposes of the pro forma, the interest rate for the revolving credit facility as of December 31, 2023 is a weighted average interest rate of 8.46%.
A 0.125% change in the variable interest rate of the revolving credit facility would increase interest expense presented in the unaudited pro forma condensed combined statement of income by $0.2 million.
(d)Represents the estimated income tax impact of the pro forma adjustments from the Acquisition at the estimated blended federal and state statutory rate of 17.5% for the year ended December 31, 2023. Because the tax rate used for these unaudited pro forma condensed combined financial statements is an estimate, the blended rate will likely vary from the actual effective rate in periods subsequent to the completion of the Acquisition.
(e)Represents the net loss attributable to non-controlling interests associated with the cumulative net effect of the pro forma adjustments from the Acquisition.